Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Fiscal Year 2009 Results
Operating income of $13.5 million on net sales of $203.9 million

Hampton, VA, June 10, 2009 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces results for the fiscal year ended March 31, 2009.  Unless otherwise stated, results reflect continuing operations only.

The Company reported a decrease in consolidated net sales of $24.4 million or 11% to $203.9  million for the year ended March 31, 2009, as compared to the corresponding period last year.  The overall decrease in sales is largely attributable to the global economic recession, led by sharp reductions in sales to passenger and non-passenger vehicle customers in the US, Europe and Asia.  For the year ended March 31, 2009, the Company reported income from continuing operations of $5.3 million, or $0.36 per diluted share, as compared to $16.4 million or $1.13 per diluted share for the same period last year.  The decrease in net income primarily reflects the impact of the global recession on sales and profits, as well as the increase in income tax expense due to the valuation allowance recorded for certain deferred tax assets and higher costs associated with acquisitions.  The Company recorded a valuation allowance of approximately $2.9 million at March 31, 2009 for certain deferred tax assets associated with net operating loss carryforwards (“NOLs”) principally at our German subsidiary.  This non-cash charge to income tax expense reduced our net income by $2.9 million or approximately $0.20 per diluted share.

For the quarter ended March 31, 2009, the Company reported a decrease in consolidated net sales of $20.0 million or 32%  to $42.8 million, as compared to the same period last year.  For the three months ended March 31, 2009, the Company reported a loss from continuing operations of $3.2  million, or $0.22 per diluted share, as compared to income from continuing operations of $4.4 million or $0.31 per diluted share for the same period last year.  Excluding the impact of the charge for the German valuation allowance, the Company’s loss from continuing operations was $0.3 million or ($0.02) per diluted share.

Frank Guidone, Company CEO commented, “Despite one of the worst recessions in history and the associated decline in our net sales, we remained profitable with adjusted EBITDA of $29.5 million and $3.6 million for the year and quarter ended March 31, 2009, respectively, and perhaps more importantly, we continued to generate positive free cash flow.  The decrease in our sales reflects the current downward economic pressure in almost all areas of the economy, most notably with our automotive and truck customers, although virtually every end market we serve has been negatively affected.  We believe fourth quarter sales – unusually hard hit as a result of our customers reducing inventory levels to match lower anticipated demand – should represent the low water mark for us in terms of net sales.  Sales and bookings have clearly stabilized (are no longer declining) and we have seen some modest strengthening with the engine & vehicle customers, although general industrial customers remain extremely cautious in their outlook and willingness to commit capital.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Guidone continued “We have taken aggressive action on all fronts, including aligning our labor workforce with the latest projected sale volumes.  We have lowered costs through significant reductions in headcount, cut management salaries and eliminated the Company’s management bonus program and 401(k) match, as well as the curtailed capital expenditures and implemented other cost control measures.  Additionally, the Company modified the three business group structure, in order to, among other things, better focus on cross-selling of our differing sensor products within certain market verticals, which resulted in one operating segment.  Furthermore, effective April 1, 2009, the Company entered into an amendment to our principal credit agreement with our lenders whereby we proactively negotiated certain improvements to our debt covenant requirements for fiscal 2010.  Despite the burden of higher interest rate and fees, we believe that the improvements to our debt covenants will be sufficient to accommodate the adverse impact of the recession with respect to our credit facility in fiscal 2010.”

On June 10, 2009, the Company filed its Form 10-K for the fiscal year ended March 31, 2009.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, June 11, 2009 at 11:00 AM Eastern to answer questions regarding the results for the three and twelve months ended March 31, 2009  reported in our Form 10-K.  US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 311679, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  These forward-looking statements involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; timely development, market acceptance and warranty performance of new products; changes in product mix, costs and yields and fluctuations in foreign currency exchange rates; uncertainties related to doing business in Europe and China; fluctuations in foreign currency exchange and interest rates; legislative initiatives, including tax legislation and other changes in the Company’s tax position; legal proceedings; compliance with debt covenants, including events beyond our control; and adverse developments in the automotive industry and other markets served by us; and other risks disclosed from time to time in the Company’s SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended March 31,		Quarter ended March 31,
(Amounts in thousands, except per share amounts)	2009	2008	2009	2008
Net sales	$203,943	$228,383	$42,758	$62,779
Cost of goods sold	118,333	133,022	26,346	37,132
Gross profit	85,610	95,361	16,412	25,647
Total operating expenses	72,108	67,480	17,144	18,855
Operating income (loss)	13,502	27,881	(732)	6,792
Interest expense, net	3,081	4,536	905	1,197
Foreign currency exchange loss (gain)	771	618	96	(245)
Other expense (income)	(253)	(80)	(81)	(51)
Income from continuing operations before minority interest and income taxes	9,903	22,807	(1,652)	5,891
Minority interest, net of income taxes	388	364	112	113
Income tax (benefit) expense from continuing operations	4,236	6,001	1,406	1,253
Income from continuing operations	5,279	16,442	(3,170)	4,525
Discontinued operations:
Income from discontinued operations before income taxes	-	-	-	(98)
Income tax benefit from discontinued operations	-	-	-	3
Income from discontinued operations	-	-	-	(101)
Net income	$5,279	$16,442	$(3,170)	$4,424

Net income per common share - Basic:
Income from continuing operations	$0.36	$1.14	$(0.22)	$0.31
Income from discontinued operations	-	-	-	(0.01)
Net income per common share - Basic	$0.36	$1.14	$(0.22)	$0.30

Net income per common share - Diluted:
Income from continuing operations	$0.36	$1.13	$(0.22)	$0.31
Income from discontinued operations	-	-	-	(0.01)
Net income per common share - Diluted	$0.36	$1.13	$(0.22)	$0.30

Weighted average shares outstanding - Basic	14,465	14,360	14,465	14,366
Weighted average shares outstanding - Diluted	14,575	14,510	14,492	14,457

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
(Amounts in thousands)	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$23,483	$21,565
Accounts receivable, trade, net of allowance for
doubtful accounts of $898 and $696, respectively	28,830	39,919
Inventories, net	45,384	40,286
Deferred income taxes, net	2,067	4,299
Prepaid expenses and other current assets	3,968	3,760
Other receivables	458	1,270
Due from joint venture partner	1,824	2,155
Current portion of promissory note receivable	283	809
Total current assets	106,297	114,063

Property, plant and equipment, net	46,875	40,715
Goodwill	99,176	95,710
Acquired intangible assets, net	27,478	31,766
Deferred income taxes, net	2,985	1,769
Other assets	1,319	1,592
Total assets	$284,130	$285,615

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
(Amounts in thousands, except share amounts)	2009	2008

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of promissory notes payable	$2,176	$2,511
Current portion of long-term debt	2,356	3,157
Current portion of capital lease obligation	797	822
Accounts payable	15,381	23,523
Accrued expenses	3,041	3,634
Accrued compensation	5,656	7,067
Income taxes payable	1,838	751
Other current liabilities	3,394	3,510
Total current liabilities	34,639	44,975

Revolver	71,407	58,206
Long-term debt, net of current portion	12,769	15,309
Capital lease obligation, net of current portion	250	781
Promissory notes payable, net of current portion	4,352	7,535
Other liabilities	1,085	1,067
Total liabilities	124,502	127,873

Minority Interest	2,352	1,953

Shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,483,622
and 14,440,848 shares issued and outstanding, respectively	-	-
Additional paid-in capital	81,948	78,720
Retained earnings	67,218	61,939
Accumulated other comprehensive income	8,110	15,130
Total shareholders' equity	157,276	155,789
Total liabilities, minority interest and shareholders' equity	$284,130	$285,615

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Years ended March 31,
(Amounts in thousands)	2009	2008	2007

Cash flows from operating activities:
Net income	$5,279	$16,442	$14,234
Less: Income (loss) from discontinued operations - Consumer	-	-	121
Less: Gain on sale of discontinued operations - Consumer	-	-	2,156
Income from continuing operations	5,279	16,442	11,957

Adjustments to reconcile net income to net cash
provided by operating activities from continuing operations:
Depreciation and amortization	13,210	9,905	9,668
Loss on sale of assets	94	94	(80)
Minority interest	388	364	524
Non-cash equity based compensation (SFAS 123R)	2,942	3,397	2,887
Unrealized foreign currency exchange gain	90	(1,088)	-
Deferred income taxes	768	3,307	(573)
Research tax credit	974	714	492
Net change in operating assets and liabilities:
Accounts receivable, trade	13,217	(1,165)	(8,522)
Inventories	(2,516)	3,670	(6,901)
Prepaid expenses, other current assets and other receivables	654	(516)	1,160
Other assets	354	(579)	(1,464)
Accounts payable	(10,481)	3,950	2,772
Accrued expenses, accrued compensation, other current and other liabilities	(4,487)	(1,837)	443
Accrued litigation settlement expenses	-	(1,275)	1,275
Income taxes payable	1,546	(2,148)	336
Net cash provided by operating activities from continuing operations	22,032	33,235	13,974
Cash flows used in investing activities from continuing operations:
Purchases of property and equipment	(14,001)	(12,818)	(7,305)
Proceeds from sale of assets	59	40	188
Acquisition of business, net of cash acquired	(12,667)	(23,386)	(45,885)
Net cash used in investing activities from continuing operations	(26,609)	(36,164)	(53,002)
Cash flows from financing activities from continuing operations:
Borrowings of long-term debt	-	-	20,000
Repayments of long-term debt	(3,017)	(2,675)	(19,576)
Borrowings of short-term debt, revolver and notes payable	17,196	46,457	59,587
Payments of short-term debt, revolver, leases and notes payable	(6,952)	(30,802)	(25,850)
Sale lease-back financing transaction	-	-	1,917
Payments under deferred acquisition payments	-	(1,973)	(4,052)
Minority interest payments	-	(243)	(145)
Tax benefit on exercise of stock options	10	260	1,276
Proceeds from exercise of options	276	1,664	1,865
Net cash provided by financing activities from continuing operations	7,513	12,688	35,022

Net cash provided by operating activities of discontinued operations	-	-	(62)
Net cash provided by investing activities of discontinued operations	540	2,507	2,276
Net cash provided by discontinued operations	540	2,507	2,214

Net change in cash and cash equivalents	3,476	12,266	(1,792)
Effect of exchange rate changes on cash	(1,558)	1,590	335
Cash, beginning of year	21,565	7,709	9,166
Cash, end of year	$23,483	$21,565	$7,709

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Year ended		Fiscal quarter ended
	March 31,		March 31,
	2009	2008	2009	2008

(In thousands, except percentages and per share amounts)

Income from Continuing Operations	$5,279	$16,442	$(3,170)	$4,525
Add Back:
Interest	3,081	4,536	905	1,197
Income Taxes	4,236	6,001	1,406	1,253
Depreciation and Amortization	13,210	9,905	3,623	3,121
Foreign Currency Exchange Loss (Gain)	771	618	96	(245)
Non-cash equity based compensation under SFAS 123R	2,942	3,397	691	904
Adjusted EBITDA	$29,519	$40,899	$3,551	$10,755
As % of Net Sales	14.5%	17.9%	8.3%	17.1%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$22,032	$33,235	$4,398	$8,788
Purchases of property and equipment	(14,001)	(12,818)	(2,667)	(4,345)
Free Cash Flow	$8,031	$20,417	$1,731	$4,443

Income tax expense due to tax law changes	$-	$900
Income tax expense due to valuation allowance	2,881	74
Income tax from continuing operations	1,355	5,027
Total income tax expense from continuing operations	$4,236	$6,001

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures are important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization and stock option expense, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, and stock option expense to the Company’s net income from continuing operations.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes and interest, which vary greatly period to period.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses given our rapid growth in sales.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com